News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	October 27, 2015
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2015

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2015.

Funds from operations (“FFO”) were $41.4 million, or $1.20 per share, as adjusted, for the three months ended September 30, 2015, an increase of $225,000 from the three months ended September 30, 2014 of $41.2 million, or $1.20 per share, as adjusted.  FFO was $121.6 million, or $3.53 per share, as adjusted, for the nine months ended September 30, 2015, a decrease of $1.5 million from the nine months ended September 30, 2014 of $123.1 million, or $3.58 per share, as adjusted. The nine-month decrease in FFO was  due to a decrease in net operating income (“NOI”) from assets sold.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO for the three and nine months ended September 30, 2015 and 2014:

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2015	2014	Change	2015	2014	Change
FFO per share, as reported	$1.13	$1.20	(5.8%)	$3.46	$3.58	(3.4%)
Non-cash distributions related to redemption
of preferred equity	0.07	—		0.07	—
FFO per share, as adjusted	$1.20	$1.20	—	$3.53	$3.58	(1.4%)

The table above reflects an adjustment to FFO for the non-cash distributions reported in connection with the October 15, 2015 redemption of Cumulative Preferred Stock, Series R, of $2.5 million, or $0.07 per above.

Same Park NOI increased $2.7 million, or 4.8%, for the three months ended September 30, 2015 and $6.7 million, or 4.0%, for the nine months ended September 30, 2015 compared to the same periods in 2014.  The increases in NOI were driven by improving occupancy and rental rates as Same Park rental income increased $3.2 million, or 3.8%,  from $83.7 million for the three months ended September 30, 2014 to $86.9 million for the three months ended September 30, 2015. Same Park rental income increased $7.3 million, or 2.9%, from $250.8 million for the nine months ended September 30, 2014 to $258.1 million for the nine months ended September 30, 2015.

Non-Same Park NOI increased $1.7 million, or 82.4%, for the three months ended September 30, 2015 and $4.8 million, or 79.8%, for the nine months ended September 30, 2015 compared to the same periods in 2014 as a result of an increase in occupancy and the acquisition of additional parks during the latter half of 2014.

Net income allocable to common shareholders increased $11.2 million, or 99.5%, from $11.3 million, or $0.42 per share, for the three months ended September 30, 2014 to $22.5 million, or $0.83 per share, for the three months ended September 30, 2015.  Net income allocable to common shareholders increased $22.4 million, or 72.0%, from $31.0 million, or $1.15 per share, for the nine months ended September 30, 2014 to $53.4 million, or $1.97 per share, for the nine months ended September 30, 2015.  The increases for the three and nine months were primarily due to the gain on sale of real estate facilities of $15.7 million and $28.2 million, respectively.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties acquired prior to January 1, 2013.   Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2015 and 2014, the Same Park facilities constitute 25.8 million rentable square feet, representing 92.1% of the 28.0 million square feet in the Company’s total portfolio as of September 30, 2015.

The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2015 and 2014 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2015	2014	Change	2015	2014	Change
Rental income:
Same Park (25.8 million rentable square feet)	$86,904	$83,715	3.8%	$258,093	$250,754	2.9%
Non-Same Park (2.2 million rentable square feet)	6,073	4,144	46.5%	17,781	11,638	52.8%
Total rental income	92,977	87,859	5.8%	275,874	262,392	5.1%
Cost of operations:
Same Park	27,617	27,166	1.7%	82,317	81,727	0.7%
Non-Same Park	2,344	2,100	11.6%	6,897	5,585	23.5%
Total cost of operations	29,961	29,266	2.4%	89,214	87,312	2.2%
Net operating income (1):
Same Park	59,287	56,549	4.8%	175,776	169,027	4.0%
Non-Same Park	3,729	2,044	82.4%	10,884	6,053	79.8%
Total net operating income	63,016	58,593	7.5%	186,660	175,080	6.6%
Other:
Net operating income from sold assets (2)	142	4,578	(96.9%)	1,469	13,604	(89.2%)
LTEIP amortization (3):
Cost of operations	(284)	(646)	(56.0%)	(1,795)	(1,831)	(2.0%)
General and administrative	(1,383)	(1,250)	10.6%	(4,383)	(3,297)	32.9%
Facility management fees	130	164	(20.7%)	410	495	(17.2%)
Other income and expense	(3,214)	(3,322)	(3.3%)	(9,623)	(9,944)	(3.2%)
Depreciation and amortization	(25,985)	(26,811)	(3.1%)	(79,243)	(83,547)	(5.2%)
General and administrative	(1,893)	(1,828)	3.6%	(5,789)	(5,631)	2.8%
Gain on sale of real estate facilities	15,748	—	100.0%	28,235	—	100.0%
Net income	$46,277	$29,478	57.0%	$115,941	$84,929	36.5%
Same Park gross margin (4)	68.2%	67.5%	1.0%	68.1%	67.4%	1.0%
Same Park weighted average occupancy	93.9%	92.6%	1.4%	93.2%	92.2%	1.1%
Non-Same Park weighted average occupancy	87.9%	71.5%	22.9%	83.3%	73.5%	13.3%
Same Park annualized realized rent per square foot (5)	$14.37	$14.03	2.4%	$14.33	$14.07	1.8%

(1)NOI is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)The Company sold one business park located in Milwaukie, Oregon, and five buildings located in Redmond, Washington, in February, 2015, two business parks located in Sacramento, California, in July, 2015, and one business park located in Tempe, Arizona, in September, 2015.  Combined with the business parks in Beaverton, Oregon, and Phoenix, Arizona, sold in 2014, these assets generated rental income of $345,000 and $2.7 million for the three and nine months ended September 30, 2015, respectively, compared to $7.8 million and $22.5 million for the three and nine months ended September 30, 2014, respectively.  Cost of operations for the sold assets was $203,000 and $1.2 million for the three and nine months ended September 30, 2015, respectively, compared to $3.2 million and $8.9 million for the three and nine months ended September 30, 2014, respectively.

(3)Senior Management Long-Term Equity Incentive Plan (“LTEIP”).

(4)Computed by dividing Same Park NOI by Same Park rental income.

(5)Represents the annualized Same Park rental income earned per occupied square foot.

Property Disposition

On September 28, 2015, the Company disposed of McKellips Business Park located in Tempe, Arizona, aggregating 23,000 square feet, for net proceeds of $1.3 million, which resulted in a net gain of $759,000.

Highgate Development, Tysons, Virginia

The Company previously entered into a joint venture, in which it has a 95.0% economic interest, with a real estate development company for the purpose of developing a 395-unit multi-family building on a five-acre parcel within its Westpark Business Park in Tysons, Virginia.    Subsequent to September 30, 2015, the Company contributed the property to the joint venture and commenced demolition and site preparation.

Preferred Stock Redemption

On October 15, 2015, the Company redeemed $75.0 million, or 3,000,000 depositary shares, each representing 1/1,000 of a share of the 6.875% Cumulative Preferred Stock, Series R.  In connection with the Series R redemption, the Company reported the non-cash distributions of $2.5 million, representing the original issuance costs, as a reduction of net income allocable to common shareholders and unit holders for the three and nine months ended September 30, 2015.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended September 30, 2015:

Ratio of FFO to fixed charges (1)	16.5x

Ratio of FFO to fixed charges and preferred distributions (1)	3.2x

Debt and preferred equity to total market capitalization (based on
common stock price of $79.38 at September 30, 2015)	31.4%

Available balance under the $250.0 million unsecured credit facility at September 30, 2015	$250.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $3.6 million.

Distributions Declared

On October 27, 2015,  the Board of Directors declared a quarterly dividend of $0.60 per common share.  Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on December  30, 2015 to shareholders of record on December 15, 2015.

Series	Dividend Rate	Dividend Declared

Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2015,  the Company wholly owned 28.0 million rentable square feet with approximately 4,900 customers concentrated primarily in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is psbusinessparks.com.

A conference call is scheduled for Wednesday,  October 28, 2015, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 58636696. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 4, 2015 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Cash and cash equivalents	$252,142	$152,467

Real estate facilities, at cost:
Land	793,569	793,569
Buildings and improvements	2,209,219	2,182,993
	3,002,788	2,976,562
Accumulated depreciation	(1,059,561)	(991,497)
	1,943,227	1,985,065
Properties held for disposition, net	—	25,937
Land and building held for development	27,251	24,442
	1,970,478	2,035,444
Rent receivable, net	3,788	2,838
Deferred rent receivable, net	28,147	26,050
Other assets	9,982	10,315

Total assets	$2,264,537	$2,227,114

LIABILITIES AND EQUITY

Accrued and other liabilities	$80,662	$68,905
Preferred stock called for redemption	75,000	—
Mortgage note payable	250,000	250,000
Total liabilities	405,662	318,905

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
36,800 and 39,800 shares issued and outstanding at
September 30, 2015 and December 31, 2014, respectively	920,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,013,685 and 26,919,161 shares issued and outstanding at
September 30, 2015 and December 31, 2014, respectively	268	268
Paid-in capital	719,282	709,008
Cumulative net income	1,346,420	1,244,946
Cumulative distributions	(1,326,950)	(1,235,941)
Total PS Business Parks, Inc.’s shareholders’ equity	1,659,020	1,713,281

Noncontrolling interests:
Common units	199,855	194,928
Total noncontrolling interests	199,855	194,928
Total equity	1,858,875	1,908,209

Total liabilities and equity	$2,264,537	$2,227,114

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$93,322	$95,627	$278,585	$284,934
Facility management fees	130	164	410	495
Total operating revenues	93,452	95,791	278,995	285,429
Expenses:
Cost of operations	30,448	33,102	92,251	98,081
Depreciation and amortization	25,985	26,811	79,243	83,547
General and administrative	3,276	3,078	10,172	8,928
Total operating expenses	59,709	62,991	181,666	190,556
Other income and (expense):
Interest and other income	154	90	406	247
Interest and other expense	(3,368)	(3,412)	(10,029)	(10,191)
Total other income and (expense)	(3,214)	(3,322)	(9,623)	(9,944)

Gain on sale of real estate facilities	15,748	—	28,235	—

Net income	$46,277	$29,478	$115,941	$84,929

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$6,087	$3,058	$14,467	$8,430
Total net income allocable to noncontrolling interests	6,087	3,058	14,467	8,430
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	17,609	15,122	47,853	45,366
Restricted stock unit holders	97	30	237	99
Common shareholders	22,484	11,268	53,384	31,034
Total net income allocable to PS Business Parks, Inc.	40,190	26,420	101,474	76,499
	$46,277	$29,478	$115,941	$84,929

Net income per common share:
Basic	$0.83	$0.42	$1.98	$1.15
Diluted	$0.83	$0.42	$1.97	$1.15

Weighted average common shares outstanding:
Basic	26,985	26,914	26,956	26,892
Diluted	27,049	27,003	27,034	26,988

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$22,484	$11,268	$53,384	$31,034
Adjustments:
Gain on sale of real estate facilities	(15,748)	—	(28,235)	—
Depreciation and amortization	25,985	26,811	79,243	83,547
Net income allocable to noncontrolling
interests—common units	6,087	3,058	14,467	8,430
Net income allocable to restricted stock unit holders	97	30	237	99
FFO allocable to common and dilutive shares	$38,905	$41,167	$119,096	$123,110

Weighted average common shares outstanding	26,985	26,914	26,956	26,892
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	124	55	115	54
Weighted average common share equivalents outstanding	64	89	78	96
Total common and dilutive shares	34,478	34,363	34,454	34,347

Net income per common share—diluted	$0.83	$0.42	$1.97	$1.15
Depreciation and amortization (2)	0.75	0.78	2.30	2.43
Gain on sale of real estate facilities (2)	(0.45)	—	(0.81)	—
FFO per common and dilutive share, as reported (2)	$1.13	$1.20	$3.46	$3.58

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$38,905	$41,167	$119,096	$123,110

Adjustments:
Recurring capital improvements	(3,107)	(3,713)	(6,988)	(7,494)
Tenant improvements	(5,269)	(8,196)	(18,494)	(19,733)
Lease commissions	(2,312)	(3,136)	(6,597)	(8,280)
Straight-line rent	(517)	(560)	(2,709)	(2,244)
Non-cash stock compensation expense	244	322	771	988
Long-term equity incentive amortization	1,667	1,896	6,178	5,128
In-place lease adjustment	(341)	(231)	(1,004)	(672)
Tenant improvement reimbursements, net of lease incentives	(478)	(356)	(1,418)	(1,195)
Capitalized interest	(282)	(240)	(813)	(697)
Non-cash distributions related to the redemption of
preferred equity	2,487	—	2,487	—
FAD	$30,997	$26,953	$90,509	$88,911

Distributions to common and dilutive shares	$20,655	$17,141	$55,027	$51,408

Distribution payout ratio	66.6%	63.6%	60.8%	57.8%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.